UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2024

Tenaya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40656	81-3789973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard, Suite 500

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 825-6990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	TNYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Tenaya Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on May 30, 2024. The matters voted upon at the Annual Meeting and the voting results for each proposal are set forth below.

Proposal 1: Election of Class III Directors

Name of Director Nominee	For	Withheld	Broker Non-Votes
Faraz Ali, M.B.A.	60,262,398	157,949	10,386,279
June Lee, M.D.	60,205,014	215,333	10,386,279
Deepak Srivastava, M.D.	53,643,731	6,776,616	10,386,279

Each director nominee was duly elected to serve until the 2027 annual meeting of stockholders and until their successor is duly elected and qualified, subject to earlier resignation or removal.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
70,778,448	16,045	12,133	0

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.
	By:	/s/ Leone D. Patterson, M.B.A.
Leone D. Patterson, M.B.A.
Chief Financial and Business Officer

Date: May 31, 2024